Exhibit 10.4

EXECUTION VERSION

SALE AND CONTRIBUTION AGREEMENT

between

APOLLO DEBT SOLUTIONS BDC,

as Seller

and

CARDINAL FUNDING LLC,

as Purchaser

Dated as of January 7, 2022

-i-

EXHIBITS

Exhibit A        -         Form of Purchase Notice

-ii-

This SALE AND CONTRIBUTION AGREEMENT, dated as of January 7, 2022 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), between APOLLO DEBT SOLUTIONS BDC, a Delaware statutory trust, as seller (in such capacity, the “Seller”) and CARDINAL FUNDING LLC, a Delaware limited liability company, as purchaser (in such capacity, the “Purchaser”).

W I T N E S  S E T H:

WHEREAS, the Purchaser desires to purchase from the Seller certain loans and related assets existing from time to time after the Closing Date;

WHEREAS, the Seller may also wish to contribute certain loans and related assets to the Purchaser from time to time on each Purchase Date (or, if such sale is not able to be effected on the Purchase Date, to grant an undivided 100% participation interest therein until such sale is effected);

WHEREAS, the Seller desires to sell, transfer, assign and contribute such loans and related contracts to the Purchaser upon the terms and conditions hereinafter set forth (or, if such sale is not able to be effected on the Purchase Date, to grant an undivided 100% participation interest therein until such sale is effected);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Purchaser and the Seller as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). All capitalized terms used herein but not defined herein shall have the respective meanings specified in, or incorporated by reference into, the Credit and Security Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), by and among the Purchaser, as borrower, the Seller, in its capacity as collateral manager (the “Collateral Manager”), the Seller, in its capacity as Equityholder, the Lenders from time to time party thereto, Citibank, N.A., as administrative agent (the “Administrative Agent”), and The Bank of New York Mellon Trust Company, National Association, as collateral agent (the “Collateral Agent”), collateral custodian (the “Custodian”) and collateral administrator (the “Collateral Administrator”).

“Agreement” has the meaning set forth in the preamble hereto.

“Convey” means to sell, transfer, assign, contribute or otherwise convey assets hereunder (including through a participation).

“Conveyance” has the meaning set forth in Section 2.1(b).

“Indemnified Party” has the meaning set forth in Section 2.3.

“Indorsement” has the meaning specified in Section 8-102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.

“Initial Conveyance Date” has the meaning set forth in Section 2.1(b).

“Participated Loan” has the meaning set forth in Section 2.2(a).

“Participation Interests” has the meaning set forth in Section 2.2(a).

“Purchase Date” means the Initial Conveyance Date and each Subsequent Conveyance Date.

“Purchase Notice” has the meaning set forth in Section 2.1(b).

“Purchase Price” has the meaning set forth in Section 3.1.

“Purchaser” has the meaning set forth in the preamble hereto.

“Repurchase Amount” means, for any Warranty Collateral Loan for which a payment or substitution is being made pursuant to this Agreement as of any time of determination, an amount equal to the Purchase Price paid by the Purchaser for such Collateral Loan less all payments of Principal Proceeds received in connection with such Collateral Loan since the date it became a Transferred Collateral Loan plus any accrued and unpaid interest thereon since the last Payment Date.

“Schedule of Collateral Loans” has the meaning set forth in Section 2.1(a).

“Seller” has the meaning set forth in the preamble hereto.

“Subsequent Conveyance Date” has the meaning set forth in Section 2.1(b).

“Transferred Assets” means, collectively, the Transferred Collateral Loans and Related Security Conveyed by the Seller to the Purchaser hereunder.

“Transferred Collateral Loans” means each Collateral Loan or Participated Loan Conveyed from the Seller to the Purchaser pursuant to the terms of this Agreement.

“Warranty Collateral Loans” has the meaning set forth in Section 6.1.

SECTION 1.2 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC, and not specifically defined herein, are used herein as defined in such Article 9. The term “including” when used in this Agreement means “including without limitation.”

SECTION 1.3 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

SECTION 1.4 Interpretation.

(a) Each term defined in the singular form in Section 1.1 or elsewhere in this Agreement shall mean the plural thereof when the plural form of such term is used in this Agreement, the Credit Agreement or any other Facility Document, certificate, report or other document made or delivered pursuant hereto or thereto, and each term defined in the plural form in Section 1.1 shall mean the singular thereof when the singular form of such term is used herein or therein.

(b) The words “hereof,” “herein,” “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, the term “including” means “including without limitation,” and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.

(c) Unless otherwise specified, each reference in this Agreement or in any other Facility Document to a Facility Document shall mean such Facility Document as the same may from time to time be amended, restated, supplemented or otherwise modified in accordance with the terms of the Facility Documents.

(d) Unless otherwise specified, each reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision.

(e) In the event of any dispute regarding the determination of “material” or “materially” or words of similar meaning in this Agreement, the determination made by the Administrative Agent in its commercially reasonable discretion shall control.

(f) For purposes of this Agreement, references to any party hereto includes its successors and permitted assigns.

(g) Each reference to Collateral Loan shall include any Participated Loan acquired hereunder unless otherwise expressly noted.

ARTICLE II

CONVEYANCES OF TRANSFERRED ASSETS

SECTION 2.1 Conveyances.

(a) [Reserved].

(b) In the event the Purchaser agrees, from time to time on or after the Closing Date to purchase, acquire, accept or receive as a contribution, as applicable, one or more Collateral Loans (including Related Security) from the Seller, the Seller shall deliver written notice thereof to the Purchaser (with a copy to the Administrative Agent) substantially in the form set forth in Exhibit A hereto (each, a “Purchase Notice”), designating the date of the proposed Conveyance (the date of the first such Conveyance hereunder, the “Initial Conveyance Date”; and the date of each Conveyance occurring after the Initial Conveyance Date, each a “Subsequent Conveyance Date”) and attaching a schedule identifying the Collateral Loans or Participated Loans and Related Security proposed to be Conveyed on such Conveyance Date (as such schedules may be amended, supplemented, updated or otherwise modified from time to time, collectively, the “Schedule of Collateral Loans”). On the terms and subject to the conditions set forth in this Agreement and the Credit Agreement, the Seller shall (i) Convey to the Purchaser without recourse (except to the extent specifically provided herein), and the Purchaser shall purchase, acquire, accept or receive as a contribution, as applicable, on the applicable Conveyance Date (each such purchase and sale being herein called a “Conveyance”), all of the Seller’s right, title and interest in and to each Collateral Loan then reported by the Seller on the Schedule of Collateral Loans attached to the related Purchase Notice, together with all other Related Security and all proceeds of the foregoing and (ii) transfer, or cause the deposit into, the Collection Account of all Collections received by the Seller on account of any Transferred Assets hereunder on and after the Purchase Date with respect to such Transferred Assets within two Business Days of the receipt by the Seller thereof. The Seller hereby acknowledges that, except as expressly provided herein, each Conveyance to the Purchaser hereunder is absolute and irrevocable, without reservation or retention of any interest whatsoever by the Seller.

(c) On and after each Purchase Date hereunder (or Elevation Date with respect to the Participated Loans), the Purchaser shall own the Transferred Assets Conveyed by the Seller to the Purchaser on such Purchase Date free and clear of any Lien in favor of any Person, other than Permitted Liens, and the Seller shall not claim any ownership interest in such Transferred Assets.

(d) It is the express intent of the Seller and the Purchaser that each Conveyance of Transferred Assets by the Seller to the Purchaser pursuant to this Agreement be construed as an absolute sale and/or contribution of such Transferred Assets by the Seller to the Purchaser providing the Purchaser with the full risks and benefits of ownership of the Transferred Assets. Further, it is not the intention of the Seller and the Purchaser that any Conveyance be deemed a grant of a security interest in the Transferred Assets by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Conveyances hereunder shall be characterized as loans and not as sales and/or contributions, then (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC and other Applicable Law, (ii) the Conveyances by the Seller provided for in this Agreement shall be deemed to be, and the Seller hereby grants to the Purchaser, a security interest (and such security interest is hereby assigned by the Purchaser to the Collateral Agent, for the benefit of the Secured Parties) in, to and under all of the Seller’s right, title and interest in, to and under, whether now owned or hereafter acquired, such Transferred Assets and all proceeds of the foregoing, (iii) the possession by the Purchaser (or the Custodian on behalf of the Collateral Agent, for the benefit of the

Secured Parties) of such Transferred Assets and such other items of property constituting instruments, money, negotiable documents or chattel paper shall be, subject to clause (iv), for purposes of perfecting such security interest pursuant to the UCC and (iv) acknowledgements from Persons holding such property shall be deemed acknowledgements from custodians, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under Applicable Law. The Purchaser and its assignees shall have, with respect to such Transferred Assets and other related rights, in addition to all the other rights and remedies available to the Purchaser and its assignees and under the other Facility Documents, all the rights and remedies of a secured party under any applicable UCC.

(e) The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Transferred Assets to secure a debt or other obligation, such security interest would be deemed to be a perfected security interest in favor of the Purchaser under Applicable Law and will be maintained as such throughout the term of this Agreement. The Seller represents and warrants that the Transferred Assets are being transferred with the intention of removing them from the Seller’s estate pursuant to Section 541 of the Bankruptcy Code; provided that with respect to any Participated Loans, the Purchaser shall not be the record owner of legal title of the Collateral Loan until the Elevation Date of such Participated Loan, and each Conveyance of a Participation Interest as contemplated by this Agreement constitutes a conveyance, transfer and assignment of such Participation Interest, including all beneficial and economic interests in the underlying loan from the Seller to the Purchaser, leaving the Seller with only “bare legal title” to such underlying loan and the proceeds and any related collateral, such that the Participated Loan (including such beneficial interest in the underlying loan and the proceeds and any related collateral) shall not be part of the Seller’s estate, as determined pursuant to Section 541 of the Bankruptcy Code, in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy Law.

(f) Neither the Purchaser nor any assignee of the Purchaser (including the Secured Parties) shall have any obligation or liability to any Obligor or client of the Seller (including any obligation to perform any obligation of the Seller, including with respect to any other related agreements) in respect of the Transferred Assets (other than with respect to funding obligations to Obligors pursuant to the terms of the applicable Underlying Loan Agreement for Revolving Collateral Loans and Delayed Drawdown Collateral Loans, as applicable). No such obligation or liability is intended to be assumed by the Purchaser or any assignee of the Purchaser (including the Secured Party) and any such assumption is expressly disclaimed. Without limiting the generality of the foregoing, the Conveyance of the Transferred Assets by the Seller to the Purchaser pursuant to this Agreement does not constitute and is not intended to result in a creation or assumption by the Purchaser or any assignee of the Purchaser (including the Secured Parties), of any obligation of the Seller, as lead agent, collateral agent or paying agent under any Collateral Loan which is agented by a Person as part of a syndicated loan transaction.

(g) Actions of the Seller in connection with each Conveyance.

(i) In connection with each Conveyance of a Transferred Asset hereunder, the Seller (on behalf of the Purchaser) shall deliver, or cause to be delivered, the Required Loan Documents and any other required documents in accordance with the Credit Agreement.

(ii) The Seller shall provide all information, and any other reasonable assistance, to Custodian and the Collateral Agent necessary for the Custodian and the Collateral Agent, as applicable, to conduct the management, administration and collection of each Transferred Asset Conveyed hereunder in accordance with the terms of the Credit Agreement.

(iii) In connection with the purchase, acquisition, acceptance or contribution, as applicable, by the Purchaser of each Transferred Asset as contemplated by this Agreement, the Seller further agrees that it shall, at its own expense, indicate clearly and unambiguously in its computer files on or prior to each Purchase Date, and its financial statements, that such Transferred Asset has been acquired by the Purchaser in accordance with this Agreement.

SECTION 2.2 Actions Pending Completion of Assignments of Collateral Loans.

(a) In connection with the Conveyance of any Transferred Assets, to the extent that all conditions specified in the related credit agreement, loan agreement or similar governing document to the transfer of record ownership of a Collateral Loan to the Purchaser have not been satisfied on or prior to the Purchase Date, the related Conveyance will take the form of the grant of an undivided 100% participation interest in such Collateral Loan on the Purchase Date (each such Collateral Loan, a “Participated Loan”). With respect to any Participated Loan, the Seller and Purchaser will use commercially reasonable efforts to cause the relevant participation to be elevated to an assignment as soon as reasonably practicable, pursuant to the provisions of Section 2.2(c), after the Purchase Date. Such elevation is referred to herein as the “Elevation” with respect to any Participated Loan, and the date of any Elevation of such Participated Loan is referred to herein as the related “Elevation Date”. With respect to each Participated Loan, on each Purchase Date, the Seller hereby sells, transfers and grants to the Purchaser, without recourse (except to the extent specifically provided herein) and the Purchaser hereby acquires from the Seller, a 100% undivided participation interest in such Collateral Loan, which interest shall include, to the extent permitted to be transferred under the terms governing such Collateral Loan and under Applicable Law, all claims, causes of action and any other right of the Seller (in its capacity as a lender under any credit documentation executed and delivered in connection with a Collateral Loan), whether known or unknown, against any obligor or any of its affiliates, agents, representatives, contractors, advisors or other Person arising under or in connection with such documentation or that is in any way based on or related to any of the foregoing or the loan transactions governed thereby, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at Law or in equity related to the rights and obligations sold and purchased pursuant to this Agreement (each, a “Participation Interest” and collectively, the “Participation Interests”), in each case, for settlement of Conveyance on the Purchase Date upon the terms and subject to the conditions set forth in this Agreement. For the avoidance of doubt, the Seller and the Purchaser agree that the tenor, interest rate and other terms of a Participated Loan shall be coextensive with those of the underlying Collateral Loan. Until Elevation occurs for each Participated Loan, the Seller shall hold title to each of the Participated Loans for the benefit of the Purchaser to the extent of the Participation Interests.

(b) The Seller will not be held to the standard of care of a fiduciary but agrees that, until the Elevation of each Participated Loan has been completed, it shall exercise the same duty of care in the administration and enforcement of the Participated Loan that it would exercise if it held the Participated Loans solely for its own account, but in any event, no less than a commercially reasonable standard of care.

(c) Subject to the terms and provisions of the applicable Participated Loans, the Seller and the Purchaser shall use commercially reasonable efforts to effect an Elevation, as soon as reasonably practicable and in all events within ninety (90) days of the Purchase Date, with respect to each such Participated Loan and take such action (including the execution and delivery of an assignment agreement) as shall be mutually agreeable in connection therewith and in accordance with the terms and conditions of each such Participated Loan and consistent with the terms of this Agreement. The Seller shall pay any elevation fees, transfer fees and other expenses payable in connection with an Elevation and any expenses of administering each Participated Loan prior to its Elevation.

(d) Until an Elevation has been effected with respect to each Participated Loan, the Seller shall maintain its existence as a statutory trust under the laws of its jurisdiction of formation.

(e) If the Seller is dissolved, notwithstanding the foregoing, each party agrees (so far as the same is within its power and control) that the Participation Interests in each of the Participated Loans shall elevate automatically and immediately to an assignment and all of the Seller’s rights, title, interests and ownership of such Participated Loans shall vest in the Purchaser. The Seller shall be deemed to have consented and agreed to Elevation for each of the Participated Loans upon the execution of this Agreement. The Seller agrees that, following the Seller’s dissolution, the Purchaser shall be permitted to take any and all action necessary to effectuate an Elevation and/or finalize an assignment of any of the Participated Loans, and in furtherance of the foregoing, effective immediately upon a dissolution of the Seller, the Seller hereby makes, constitutes and appoints the Purchaser, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to sign, execute, certify, swear to, acknowledge, deliver, file, receive and record any and all documents that the Purchaser reasonably deems appropriate or necessary in connection with any Elevation or finalization of an assignment of any of the Participated Loans. The foregoing power of attorney is (x) hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the bankruptcy or insolvency or dissolution of the Seller and (y) expressly limited to the foregoing actions taken with respect to Participated Loans.

(f) The Seller shall direct the underlying administrative agent for each Collateral Loan to send all Collections in respect of each Participated Loan to the Collection Account.

SECTION 2.3 Indemnification.

(a) Without limiting any other rights which any such Person may have hereunder or under applicable law, the Seller agrees to indemnify the Purchaser and its successors, transferees, and assigns (including each Secured Party) and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an “Indemnified Party”), forthwith on demand, from and against any and all Liabilities awarded against or incurred by any of them arising out of or in connection with any (i) acts or omissions of the Seller constituting bad faith, gross negligence or willful misconduct on the part of the Seller in connection with this Agreement or any transaction contemplated hereby (and regardless of whether or not any such transactions are consummated), (ii) breach of any representation or warranty under this Agreement by the Seller or (iii) failure by the Seller to comply with any term, provision or covenant contained in this Agreement; except to the extent (a) any such Liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party, any of its Affiliates or the respective officers, directors, employees, agents, managers of, and any Person controlling any of, the foregoing, (b) Liabilities in respect of any Transferred Asset due to creditworthiness of the related Obligor or resulting from the performance of the Transferred Assets (including without limitation any change in the market value of such Transferred Assets), (c) non-payment by any Obligor of an amount due and payable with respect to a Transferred Asset and (d) Excluded Taxes and Taxes indemnifiable pursuant to the Credit Agreement.

(b) The obligations of the Seller under this Section 2.3 shall survive the termination of this Agreement.

(c) The Seller acknowledges that, pursuant to the Credit Agreement, the Purchaser shall collaterally assign its rights of indemnity hereunder to the Collateral Agent, on behalf of the Secured Parties. Upon such collateral assignment, after the occurrence and during the continuance of an Event of Default, (a) the Collateral Agent, on behalf of the Secured Parties, shall have all rights of the Purchaser hereunder and may in turn assign such rights, and (b) the obligations of the Seller under this Section 2.3(c) shall inure to the Collateral Agent, on behalf of the Secured Parties. The Seller agrees that, upon such collateral assignment, after the occurrence and during the continuance of an Event of Default, the Collateral Agent, on behalf of the Secured Parties, may enforce directly, without joinder of the Purchaser, the indemnities set forth in this Section 2.3.

(d) Notwithstanding anything to the contrary herein, in no event shall the Seller be liable to an Indemnified Party for any special, indirect, consequential, remote, speculative or punitive damages (as opposed to direct or actual damages) damages, even if the Seller has been advised of the likelihood of such loss or damage and regardless of the form of action, and each Indemnified Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected.

(e) If (x) the Seller has made any indemnity payment pursuant to this Section 2.3, (y) the recipient thereafter collects any payments from others in respect of such Liabilities and (z) payments collected by the recipient from the Seller and others in respect of such Liabilities exceed the amount necessary to fully indemnify the recipient, then the recipient shall repay to the Seller an amount equal to the excess of the amount it has collected in respect of such Liabilities over the amount necessary to fully indemnify the recipient in respect of such Liabilities.

SECTION 2.4 Administrative Convenience. The Seller and the Purchaser acknowledge and agree that, solely for administrative convenience, the Seller may direct that a Collateral Loan be titled directly into the name of the Purchaser, and/or that any document or assignment agreement (or, in the case of any original promissory note, any chain of indorsement) required to be executed and delivered in connection with (a) the acquisition of a Collateral Loan as a lender at the closing thereof may be executed and delivered directly by the Purchaser at the direction of the Seller or (b) the transfer of a Collateral Loan in accordance with the terms of the Related Documents may reflect that the Seller (or any affiliate thereof or any third party from whom the Seller may acquire a Collateral Loan) is assigning such Collateral Loan directly to the Purchaser. Nothing in any such document or assignment agreement (or, in the case of any original promissory note, nothing in such chain of indorsement) shall be deemed to impair the transfers of the related Collateral Loan by the Seller to the Purchaser in accordance with the terms of this Agreement. The Seller and the Purchaser acknowledge and agree that, solely for administrative convenience, any transfer document required to be executed and delivered in connection with the transfer of a Transferred Asset in accordance with the terms of the Related Documents may reflect that (i) the Seller (or any Affiliate or third party from whom the Seller or the applicable Affiliate may purchase such Transferred Asset) is assigning such Transferred Asset directly to the Purchaser or (ii) the Purchaser is acquiring such Transferred Asset at the closing of such Transferred Asset.

ARTICLE III

CONSIDERATION AND PAYMENT; REPORTING

SECTION 3.1 Purchase Price. The purchase price for the Transferred Assets Conveyed on each Purchase Date (the “Purchase Price”) shall be in an amount in the applicable Eligible Currency equal to the fair market value (as agreed upon between the Seller and the Purchaser at the time of such Conveyance) of such Transferred Assets as of such date.

SECTION 3.2 Payment of Purchase Price. (a) The Purchase Price shall be paid on the related Purchase Date at the option of the Seller (i) by the Purchaser making a payment in cash in immediately available funds, (ii) by the Seller making a capital contribution to the Purchaser or (iii) any combination of the foregoing clauses (i) and (ii) in an amount equal to the Purchase Price.

(b) Upon the payment of the Purchase Price for any Conveyance, title to the Transferred Assets included in such Conveyance shall vest in the Purchaser, whether or not the conditions precedent to such Conveyance and the other covenants and agreements contained herein were in fact satisfied; provided that the Purchaser shall not be deemed to have waived any claim it may have under this Agreement for the failure by the Seller in fact to satisfy any such condition precedent, covenant or agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.1 Seller’s Representations and Warranties. The Seller represents and warrants to the Purchaser as of each Purchase Date:

(a) Due Organization; Power and Authority. The Seller is a statutory trust, duly formed under the laws of its jurisdiction of formation, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Facility Documents to which it is a party.

(b) Due Qualification and Good Standing. The Seller is validly existing and in good standing under the Laws of its jurisdiction of formation. The Seller is duly qualified to do business and, to the extent applicable, is in good standing in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement, the other Facility Documents to which it is a party and its Constituent Documents, requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect.

(c) Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution and delivery by the Seller of, and the performance of its obligations under the Facility Documents to which it is a party and the other instruments, certificates and agreements contemplated thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at Law.

(d) Non-Contravention. None of the execution and delivery by the Seller of this Agreement or the other Facility Documents to which it is a party, the pledge of the Transferred Assets hereunder, the consummation of the transactions herein or therein contemplated, or compliance by it with the terms, conditions and provisions hereof or thereof, will (i) conflict with, or result in a breach or violation of, or constitute a default under its Constituent Documents, (ii) conflict with or contravene (A) any Applicable Law, (B) any indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Related Document, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties or (iii) result in a breach or violation of, constitute a default under, or permit the acceleration of any obligation or liability in, any contractual obligation or any agreement or document to which it is a party or by which it or any of its assets are bound (or to which any such obligation, agreement or document relates), except in the case of clauses (ii) and (iii) above, where such conflicts, breaches, violations or defaults could not reasonably be expected to have a Material Adverse Effect.

(e) Governmental Authorizations; Private Authorizations; Governmental Filings. The Seller has obtained, maintained and kept in full force and effect all Governmental Authorizations and Private Authorizations which are necessary for it to properly carry out its business, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and has made all material Governmental Filings necessary for the execution and delivery by it of the Facility Documents to which it is a party, the pledge of the Transferred Assets under this Agreement and the performance by the Seller of its obligations under this Agreement and the other Facility Documents to which it is a party, other than such filings to be made in connection with the execution and delivery of the Facility Documents, and no material Governmental Authorization, Private Authorization or Governmental Filing which has not been obtained or made is required to be obtained or made by it in connection with the execution and delivery by it of any Facility Document to which it is a party, the pledge of the Transferred Assets by the Seller under this Agreement or the performance of its obligations under this Agreement and the other Facility Documents to which it is a party.

(f) Compliance with Agreements, Laws, Etc. The Seller has duly observed and complied with all Applicable Laws relating to the conduct of its business and its assets, except where the failure to so observe or comply would not reasonably be expected to have a Material Adverse Effect. The Seller has preserved and kept in full force and effect its legal existence. The Seller has preserved and kept in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(g) Sanctions; Anti-Corruption Laws; and Anti-Money Laundering Laws. Neither the Seller nor any of its Subsidiaries is a Sanctioned Person or, to its knowledge, is under investigation for an alleged breach of Sanctions by a Governmental Authority that enforces Sanctions. It is in compliance with Anti-Corruption Laws and Anti-Money Laundering Laws. The Seller will notify the Lenders and the Administrative Agent in writing not more than five (5) Business Day after becoming aware of any breach of this Section 4.1(g).

(h) Place of Business. The principal place of business and chief executive office of the Seller, and the offices where the Seller keeps all its Records, are located at its address specified in Section 10.4 (as such location may be changed by written notice to the Purchaser in accordance with this Agreement). As of the Effective Date there are not, and during the past four months (or such shorter time as the Seller has been in existence) there have not been, any other locations where the Seller is located (as that term is used in the UCC of the jurisdiction where such principal place of business is located).

(i) Backup Security Interest. (i) Notwithstanding that it is the express intent of the parties hereto that each Conveyance of Transferred Assets hereunder be an absolute sale and/or contribution of such Transferred Assets by the Seller to the Purchaser, in the event that the Conveyances hereunder shall be characterized as loans and not as sales and/or contributions, this Agreement creates a valid and continuing Lien on the Transferred Assets in favor of the Purchaser pursuant to the lien granted by the Seller pursuant to Section 2.1(d), and the Collateral Agent, as assignee, pursuant to the all-assets lien granted by the Purchaser to the Collateral Agent under the Credit Agreement, as secured party, for the benefit of the Secured Parties, which security interest is validly perfected under Article 9 of the UCC (to the extent such security interest may be perfected under such article), and is enforceable as such against creditors of and purchasers from the Seller; (ii) the Transferred Assets are comprised of Instruments, Security Entitlements, General Intangibles, Certificated Securities, Uncertificated Securities, Securities Accounts, Investment Property, Deposit Accounts and Proceeds and such other categories of collateral under the applicable UCC; with respect to Transferred Assets that constitute Security Entitlements, all of such Security Entitlements have been credited to the Custodial Account, subject to the delivery requirements contained in the Credit Agreement; the Seller owns and has good and marketable title to the Transferred Assets acquired by the Purchaser on the applicable Purchase Date, free and clear of any Lien (other than Permitted Liens); (iii) the Seller has received all consents and approvals required by the terms of any Collateral Loan to the sale and granting of a security interest in the Collateral Loans hereunder to the Purchaser and the Collateral Agent, as assignee on behalf of the Secured Parties, in each case, to the extent required pursuant to the Credit Agreement; (iv) the Seller has taken all necessary steps to file or authorize the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest of the Purchaser in that portion of the Transferred Assets in which a security interest may be perfected by filing pursuant to Article 9 of the UCC as in effect in the applicable jurisdiction; (v) all original executed copies of each underlying promissory note constituting or evidencing any Transferred Asset have been or, subject to the delivery requirements contained in the Credit Agreement, will be delivered to the Custodian; (vi) with respect to a Transferred Asset that constitutes a Certificated Security, such certificated security has been delivered to the Custodian, as bailee of the Collateral Agent as assignee of the Purchaser on behalf of the Secured Parties and, if in registered form, has been specially indorsed (within the meaning of the UCC) to the Purchaser (or the Collateral Agent as assignee) or in blank by an effective Indorsement or has been registered in the name of the Purchaser (or the Collateral Agent as assignee) upon original issue or registration of transfer by the Seller of such Certificated Security; and in the case of an Uncertificated Security, either by (A) causing the Purchaser or its designee to become the registered owner of such Uncertificated Security or (B) causing the issuer of such Uncertificated Security to agree to comply with instructions of the Collateral Agent without further consent of the Purchaser, upon original issue or registration of transfer by the issuer of such Uncertificated Security, in each case, to the extent required by the Credit Agreement. The Seller agrees that, after the occurrence and during the continuance of an Event of Default, the Collateral Agent, on behalf of the Secured Parties, shall have all rights and remedies of a secured party under Applicable Law, including the UCC.

(j) Fair Consideration; No Avoidance for Collateral Loan Payments. With respect to each Transferred Collateral Loan Conveyed hereunder, the Seller Conveyed such Transferred Collateral Loan to the Purchaser in exchange for the Purchase Price, made in accordance with the provisions of this Agreement, in an amount which constitutes fair consideration and reasonably equivalent value. Each such Conveyance referred to in the preceding sentence shall not have been made for or on account of an antecedent debt owed by the Seller to the Purchaser and, accordingly, no such sale is or may be voidable or subject to avoidance under Title 11 of the Bankruptcy Code and the rules and regulations thereunder. In addition, no such Conveyance shall have been made with the intent to hinder or delay payment to or defraud any creditor of the Seller.

(k) Eligibility of Transferred Collateral Loans. Each Transferred Collateral Loan that is Conveyed hereunder is, at the time of such Conveyance, an Eligible Collateral Loan. As of each Purchase Date, the Schedule of Collateral Loans delivered on such Purchase Date provides an accurate and complete listing of all the Transferred Collateral Loans as of such Purchase Date and the information contained therein with respect to the identity of the Obligor of such Transferred Collateral Loans and the amounts owing with respect thereto is true and correct in all material respects. For purposes of this Section 4.1(k), the time of Conveyance of a Collateral Loan as to which a Participation Interest has been Conveyed shall be the time of Conveyance of such Participation Interest.

(l) Adequate Capitalization; No Insolvency. The Seller is not the subject of any Insolvency Event. The Seller is Solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the Facility Documents. The Seller is adequately capitalized for its business as proposed to be conducted in the foreseeable future and does not expect the commencement of any insolvency, bankruptcy or similar proceedings or the appointment of a receiver, an administrator, liquidator or similar official in respect of its assets. The Seller executed and delivered each of the Facility Documents to which it is a party for fair consideration and without the intent to hinder, delay or defraud any of its creditors or any other Person.

(m) True Sale. Each Transferred Collateral Loan Conveyed hereunder is intended to be Conveyed by the Seller to the Purchaser as a “true sale”.

(n) Information True and Correct. All information (excluding financial projections, pro forma financial information and other forward-looking information) furnished by or on behalf of the Seller in writing to the Purchaser in connection with this Agreement or any transaction contemplated hereby, in each case, is true, complete and correct in all material respects (or, with respect to information of a general economic or general industry nature or information received from an Obligor or other third party, is true and correct in all material respects to the knowledge of the Seller) as of the date such information is stated or certified, in each case, after giving effect to all written updates provided by the Seller or on its behalf to the Purchaser.

(o) Bulk Sales. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require compliance with any “bulk sales” act or similar Law by the Seller.

(p) Taxes. The Seller has filed or caused to be filed all U.S. federal income tax returns and all other material tax returns which are required to be filed by it, if any, and has paid all U.S. federal income taxes and all other material taxes shown to be due and payable on such returns, if any, or pursuant to any assessment received by any such Person, other than any such taxes, assessments or charges that are being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP have been established.

(q) Special Purpose Entity. The Purchaser is an entity with assets and liabilities separate and distinct from those of the Seller and any Affiliates thereof, and the Seller hereby acknowledges that the Administrative Agent, the Lenders and the other Secured Parties are entering into the transactions contemplated by the Credit Agreement in reliance upon the Purchaser’s identity as a legal entity that is separate from the Seller and from each other Affiliate of the Seller. Therefore, from and after the date of execution and delivery of this Agreement, the Seller shall take all reasonable steps, including all steps that the Purchaser or the Administrative Agent may from time to time reasonably request, to maintain the Purchaser’s identity as a legal entity that is separate from the Seller and from each other Affiliate of the Seller, and to make it manifest to third parties that the Purchaser is an entity with assets and liabilities distinct from those of the Seller and each other Affiliate thereof and not just a division of the Seller or any such other Affiliate.

(r) No Proceedings. There are no proceedings or investigations pending or, to the knowledge of any Responsible Officer of the Seller, threatened against it, before any Governmental Authority having jurisdiction over it or its properties (i) asserting the invalidity of any of the Facility Documents, (ii) seeking to prevent the making of the Advances or the consummation of any of the transactions contemplated by the Facility Documents or (iii) that would reasonably be expected to have a Material Adverse Effect.

(s) Selection Procedures. In selecting the Transferred Assets and for Affiliates of the Purchaser, no selection procedures were employed which are intended to be adverse to the interests of any Agent or any Lender.

(t) Restricted Payments. The Seller shall not cause or permit the Purchaser to make any payments or distributions to the Seller other than in accordance with the Credit Agreement.

(u) Transferred Assets. As of each Purchase Date, the related Schedule of Collateral Loans contains accurate and complete listings of all the Transferred Assets hereunder as of such Purchase Date and the information contained therein with respect to the identity of such Transferred Assets and the amounts owing thereunder is true and correct in all material respects as of the related Purchase Date.

(v) Set-Off, etc. No Transferred Assets included in the Borrowing Base have been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Seller or by the Obligor thereof, and no Transferred Assets included in the Borrowing Base are subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Transferred Assets or otherwise, by the Seller or by the Obligor with respect thereto, except, in each case, for any compromise, adjustment, extension, satisfaction, subordination, rescission, set-off or modification if any, to such Transferred Assets otherwise permitted or not prohibited under the Facility Documents and in accordance with the Collateral Management Standard.

(w) No Fraud. To the actual knowledge of any Responsible Officer of the Seller, each Collateral Loan that was originated by the Seller was originated without any fraud or material misrepresentation on the part of any party thereto.

(x) Price of Collateral Loans. The Purchase Price for each Collateral Loan Conveyed by the Seller to the Purchaser hereunder represents the fair market value of such Collateral Loan as of the time of Conveyance hereunder, as may have changed from the time such Collateral Loan was originally acquired or originated by the Seller.

(y) Allocation of Charges. There is not any agreement or understanding between the Seller and the Purchaser (other than as expressly set forth in the Credit Agreement or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges.

(z) ERISA Compliance. Except as would not constitute a Material Adverse Effect, neither it nor any member of its ERISA Group shall have any liability under any Plan or Multiemployer Plan.

(aa) Collections. The Seller acknowledges that (a) except in connection with a Participation Interest (to the extent permitted hereunder and only while pending elevation to a full assignment), all Obligors (and any related agents) have been directed to make all payments directly to the Collection Account and (b) all Collections received by it or its Affiliates with respect to the Transferred Assets pledged hereunder are held and shall be held in trust for the benefit of the Collateral Agent, on behalf of the Secured Parties until deposited into the appropriate Collection Account in accordance with the Credit Agreement.

(bb) Ownership of the Purchaser. The Seller owns, directly or indirectly, 100% of the membership interests of the Purchaser, free and clear of any Lien, other than Permitted Liens.

(cc) Participated Loans. The Seller acknowledges that its sale of the Participated Loans to the Purchaser is irrevocable, except to the extent otherwise provided under the Facility Documents.

SECTION 4.2 Reaffirmation of Representations and Warranties by the Seller; Notice of Breach. On each Purchase Date, the Seller, by accepting the proceeds of such Conveyance, shall be deemed to have certified that all representations and warranties described in Section 4.1 are true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects) on and as of such day as though made on and as of such day (or if specifically referring to an earlier date, as of such earlier date). The representations and warranties set forth in Section 4.1 shall survive (i) the Conveyance of the Transferred Assets to the Purchaser, (ii) the termination of the rights and obligations of the Purchaser and the Seller under this Agreement and (iii) the termination of the rights and obligations of the Purchaser under the Credit Agreement. Upon discovery by a Responsible Officer of the Purchaser or the Seller of a breach of any of the foregoing representations and warranties in any material respect, the party discovering such breach shall give prompt written notice to the other and to the Administrative Agent.

ARTICLE V

COVENANTS

SECTION 5.1 Protection of Title of the Purchaser. The Seller hereby covenants and agrees with the Purchaser that, from the date hereof, and until the Obligations have been Paid in Full: (a) On or prior to the Closing Date, the Seller shall have filed or caused to be filed UCC-1 and/or UCC-3 financing statements, naming the Seller as “Debtor/Seller”, naming the Purchaser as “Secured Party/Buyer”, and naming the Collateral Agent, for the benefit of the Secured Parties, as “Total Assignee”, and describing the Transferred Assets to be acquired by the Purchaser, with the office of the Secretary of State of Delaware. From time to time thereafter, the Seller shall file such financing statements and cause to be filed such continuation statements, all in such manner and in such places as may be required by Law (or deemed desirable by the Purchaser or any assignee thereof) to perfect, preserve and maintain the security interest of the Collateral Agent for the benefit of the Secured Parties, in each Transferred Asset acquired by the Purchaser hereunder, as the case may be, and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Purchaser, the Collateral Agent, the Custodian and the Administrative Agent (who will provide each Lender with a copy promptly upon receipt thereof) file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. The Seller agrees that it will from time to time, at its expense, take all actions, that the Purchaser, the Collateral Agent or the Administrative Agent may reasonably request in order to perfect, protect or more fully evidence the Conveyances hereunder and the security interest granted in each Transferred Asset, or to enable the Purchaser, the Collateral Agent, the Administrative Agent or the Secured Parties to exercise and enforce their rights and remedies hereunder or under the Credit Agreement.

(b) On or prior to each Purchase Date hereunder, the Seller shall take all steps necessary under all Applicable Law in order to Convey to the Purchaser the Transferred Assets being acquired by the Purchaser on such Purchase Date to the Purchaser so that, upon the Conveyances of such Transferred Assets from the Seller to the Purchaser pursuant to the terms hereof on such Purchase Date, the Purchaser will have acquired good and marketable title to and a valid ownership interest in such Transferred Assets, free and clear of any Lien (subject only to Permitted Liens). On or prior to each Purchase Date hereunder, the Seller shall take all steps required under Applicable Law in order for the Seller to grant to the Purchaser (and for the Purchaser to assign such grant to the Collateral Agent, for the benefit of the Secured Parties), a first priority perfected security interest (subject only to Permitted Liens) in the Transferred Assets being acquired by the Purchaser on such Purchase Date and, from time to time thereafter, the Seller shall take all such actions as may be required by Applicable Law to preserve, maintain and protect the Collateral Agent’s first priority perfected security interest in (subject only to Permitted Liens), the Transferred Assets which have been acquired by the Purchaser hereunder.

(c) The Seller shall direct any agent or administrative agent for any Collateral Loan (or in connection with any Participation Interest to the extent not elevated to full assignment, any participation seller) to remit all payments and collections with respect to such Collateral Loan and, if applicable, to direct the Obligor with respect to such Collateral Loan to remit all such payments and collections with respect to such Collateral Loan directly to the Collection Account. The Seller shall promptly identify any collections received as being on account of Interest Proceeds or Principal Proceeds and shall transfer, or cause to be transferred, all Collections received to the appropriate Collection Account within two Business Days after such Collections are received.

(d) At any time after the occurrence or declaration of the Final Maturity Date, the Purchaser, the Collateral Agent or the Administrative Agent may direct the Seller to notify the Obligors, at Seller’s expense, of the Purchaser’s (or its assigns) or the Secured Parties’ interest in each Transferred Asset under this Agreement and may direct that payments of all amounts due or that become due under any or all of the Transferred Assets be made directly to the Purchaser (or its assigns), the Collateral Agent or the Administrative Agent.

(e) The Seller shall, not earlier than six months prior to and not later than the day prior to the fifth anniversary of the date of filing of any financing statement filed pursuant to this Agreement or in connection with any Conveyance hereunder, unless the Final Maturity Date shall have occurred, file or cause to be filed an appropriate continuation statement with respect to such financing statement and the Purchaser hereby authorizes the Seller to file such continuation statements.

(f) The Seller shall mark its master data processing records so that, from and after the time of Conveyance under this Agreement of each Transferred Asset to the Purchaser and the grant of a security interest in such Transferred Assets by the Purchaser to the Collateral Agent for the benefit of the Secured Parties under the Credit Agreement, the Seller’s master data processing records (including archives) that refer to such Transferred Asset shall indicate clearly that such Transferred Asset has been acquired by the Purchaser hereunder and pledged by the Purchaser to the Collateral Agent, on behalf of the Secured Parties, under the Credit Agreement.

(g) The Seller hereby irrevocably authorizes the Purchaser, the Collateral Agent or the Administrative Agent at any time and from time to time at the Purchaser’s, the Collateral Agent’s or the Administrative Agent’s sole discretion and appoints the Purchaser, the Collateral Agent and the Administrative Agent as its true and lawful attorney-in-fact to act on behalf of the Seller to file financing statements on behalf of the Seller, as debtor, reasonably necessary or desirable in the Purchaser’s, the Collateral Agent’s or the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the security interest of the Purchaser or the Collateral Agent in the Transferred Assets in such offices as the Purchaser, the Collateral Agent or the Administrative Agent in their sole discretion deem reasonably necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchaser or the Collateral Agent in the Transferred Assets. This appointment is coupled with an interest and is irrevocable prior to the Payment in Full of the Obligations.

SECTION 5.2 Covenants of the Seller. The Seller hereby covenants and agrees with the Purchaser that, from the date hereof, and until the Obligations have been Paid in Full, unless the Purchaser otherwise consents in writing:

(a) Compliance with Agreements, Laws, Etc. The Seller shall (i) duly observe and comply with all Applicable Laws relative to the conduct of its business or to its assets, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect, (ii) preserve and keep in full force and effect its legal existence, (iii) preserve and keep in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect, (iv) comply with the terms and conditions of each Facility Document to which it is a party, its Constituent Documents and, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect, each Related Document to which it is a party and (v) obtain, maintain and keep in full force and effect all Governmental Authorizations, Private Authorizations and Governmental Filings which are necessary or appropriate to properly carry out its business and the transactions contemplated to be performed by it under the Facility Documents to which it is a party, its Constituent Documents and the Related Documents to which it is a party, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(b) [Reserved].

(c) Cash Management Systems: Deposit of Collections. To the extent the Seller (in its capacity as such) receives any Collections with respect to the Transferred Assets, the Seller shall transfer, or cause to be transferred, all such Collections to the Collection Account by the close of business on the second Business Day following the date such Collections are received by the Seller.

(d) Books and Records. The Seller shall keep proper books of record and account in which full and correct entries shall be made of all financial transactions with the Purchaser and the assets and business of the Seller related to its obligations under this Agreement or any Transferred Assets or assets proposed to be transferred, in each case, in accordance with GAAP, maintain and implement administrative and operating procedures necessary to fulfill its obligations hereunder, and keep and maintain all documents, books, records and other information necessary or reasonably advisable and relating to the Transferred Assets prior to their Conveyance hereunder for the collection of all Transferred Assets.

(e) Accounting of Purchases. The Seller will not account for or treat the transactions contemplated hereby in any manner other than as a sale or contribution of the Transferred Assets by the Seller to the Purchaser including for tax purposes, where appropriate; provided that (i) the Seller may consolidate the Purchaser and/or its properties and other assets for accounting purposes in accordance with GAAP and shall, in any such consolidated financial statement of the Seller, disclose appropriately in a footnote that such Transferred Collateral Loans are owned by the Purchaser and (ii) for U.S. federal income Tax reporting purposes, the Purchaser is treated as a “disregarded entity” for so long as it has a single equity owner and, therefore, the transfer of Transferred Assets by the Seller to the Purchaser hereunder will not be recognized for such purposes.

(f) Taxes. The Seller will file all U.S. federal income tax returns and all other material tax returns which are required to be filed by it, if any, and will pay all U.S. federal income taxes and all other material taxes shown to be due and payable on such returns, if any, or pursuant to any assessment received by any such Person, other than (x) any such taxes, assessments or charges that are being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP have been established or (y) any such failure that would not reasonably be expected to have a Material Adverse Effect.

(g) Liens. The Seller shall not create, incur, assume or permit to exist any Lien on or with respect to any of its rights under any of the Facility Documents or with respect to the Transferred Assets other than Permitted Liens. For the avoidance of doubt, this Section 5.2(g) shall not apply to any property retained by the Seller and not Conveyed or purported to be Conveyed hereunder.

(h) Change of Name, Etc. The Seller shall not change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by the Seller (or by the Administrative Agent on behalf of the Seller) in accordance with Section 5.1 seriously misleading or change its jurisdiction of organization, unless the Seller shall have given the Purchaser and the Administrative Agent at least ten (10) Business Days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

(i) Sale Characterization. The Seller shall not make statements or disclosures, or treat the transactions contemplated by this Agreement (other than for tax (as appropriate) or accounting purposes) in any manner other than as a true sale, contribution or absolute assignment of the title to and sole record and beneficial ownership interest of the Transferred Collateral Loans; provided that the Seller may consolidate the Purchaser and/or its properties and other assets for accounting purposes in accordance with GAAP and shall, in any such consolidated financial statement of the Seller, disclose appropriately in a footnote that such Transferred Collateral Loans are owned by the Purchaser.

(j) [Reserved].

(k) Separate Identity. The Seller acknowledges that the Administrative Agent, the Lenders and the other Secured Parties are entering into the transactions contemplated by this Agreement and the Credit Agreement in reliance upon the Purchaser’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller. Accordingly, from and after the date of execution and delivery of this Agreement, the Seller will take all reasonable steps to maintain the Purchaser’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller and to make it manifest to third parties that the Purchaser is an entity with assets and liabilities distinct from those of the Seller and each other Affiliate thereof and not just a division of the Seller or any such other Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller will take all other actions necessary on its part to ensure that the Purchaser is at all times in compliance with Section 5.05 of the Credit Agreement; provided, that the Seller does not hereby agree to maintain the solvency of the Purchaser.

(l) Compliance with Sanctions; Anti-Money Laundering. The Seller shall comply with Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws and shall maintain or be subject to policies and procedures reasonably designed to ensure compliance therewith.

ARTICLE VI

WARRANTY LOANS

SECTION 6.1 Warranty Collateral Loans.

The Seller agrees that, with respect to any Transferred Collateral Loan, in the event of a breach of any representation or warranty applicable to such Transferred Asset set forth in Section 4.1(i), (j) or (k), in each case as of the Acquisition Date with respect thereto (each such Transferred Collateral Loan, a “Warranty Collateral Loan”), no later than 30 days after the earlier of (x) knowledge of such breach on the part of a Responsible Officer of the Seller and (y) receipt by a Responsible Officer of the Seller of written notice thereof given by the Purchaser, the Administrative Agent or any other Secured Party, the Seller shall either (a) pay to the Collection Account in immediately available funds the Repurchase Amount with respect to the Warranty Collateral Loan(s) to which such breach relates or (b) substitute for such Warranty Collateral Loan(s) one or more Eligible Collateral Loan with an Asset Value at least equal to the Repurchase Amount of the Warranty Collateral Loan(s) being replaced; provided that no such repayment or substitution shall be required to be made with respect to any Warranty Collateral Loan (and such Collateral Loan shall cease to be a Warranty Collateral Loan) if, on or before the expiration of such 30 day period, the representations and warranties in Section 4.1(i), (j) or (k), as applicable, with respect to such Warranty Collateral Loan shall be made true and correct in all respects with respect to such Warranty Collateral Loan as if such Warranty Collateral Loan had been Conveyed to the Purchaser on such day. It is understood and agreed that the obligation of the Seller to purchase such Warranty Collateral Loan or substitute such Warranty Collateral Loan is not intended to, and shall not, constitute a guaranty of the collectability or payment of any Transferred Asset which is not collected, not paid, or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the related Obligor.

SECTION 6.2 Limitation on Sales to Seller and Affiliates. Pursuant to Section 10.01 of the Credit Agreement, at any time after the Closing Date, the Purchaser may sell any Collateral Loans to the Seller or any Affiliate thereof; provided that, other than any repurchase or replacement of Warranty Collateral Loan required pursuant to Section 6.1 or as waived by the Administrative Agent, (x) in no event may the sum of the aggregate Principal Balance of all Equityholder Collateral Loans sold by the Purchaser to the Seller or any Affiliate of the Seller exceed 20% of the Equityholder Purchased Loan Balance measured as of the date of such sale or dividend, and (y) in no event may the sum of the aggregate Principal Balance of all Equityholder Collateral Loans that are Defaulted Loans sold by the Purchaser to the Seller or any Affiliate of the Seller exceed 10% of the Equityholder Purchased Loan Balance measured as of the date of such sale or dividend.

ARTICLE VII

CONDITIONS PRECEDENT

SECTION 7.1 Conditions Precedent to Effectiveness. The obligations of the Purchaser to pay the Purchase Price for the Transferred Assets sold on the Initial Conveyance Date shall be subject to the satisfaction of the following conditions on or prior to the Closing Date:

(a) a copy of this Agreement duly executed by each of the parties hereto;

(b) a certificate of a Responsible Officer of the Seller, dated the Closing Date, certifying (i) as to its Constituent Documents, (ii) that each of the representations and warranties made by such Person under the Facility Documents are true and correct as of the Closing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), (iii) that no Default or Event of Default has occurred and is continuing, and (iv) as to the incumbency and specimen signature of each of its Responsible Officers authorized to execute the Facility Documents to which it is a party;

(c) a good standing certificate, dated as of a recent date for the Seller, issued by the Secretary of State of the State of Delaware;

(d) proper financing statements describing the Transferred Assets, and naming the Seller as the “Debtor/Seller” and the Purchaser as “Secured Party/Buyer”, or other similar instruments or documents, in form and substance sufficient for filing under the UCC or any comparable law of any and all jurisdictions as may be necessary to perfect the Purchaser’s security interest in all Transferred Assets;

(e) copies of properly authorized termination statements or statements of release (on Form UCC-3) or other similar instruments or documents, if any, in form and substance sufficient for filing under the UCC or any comparable law of any and all jurisdictions as may be necessary to release all security interests and similar rights of any Person in the Transferred Assets previously granted by the Seller;

(f) copies of tax and judgment lien searches in all jurisdictions reasonably requested by the Purchaser or its assignees and requests for information (or a similar UCC search report certified by a party acceptable to the Purchaser and its assigns), dated a date reasonably near to the Closing Date, and with respect to such requests for information or UCC searches, listing all effective financing statements which name the Seller as debtor, together with copies of such financing statements (none of which shall cover any Transferred Assets); and

(g) one or more favorable legal opinions of counsel to the Seller with respect to the perfection and enforceability of the security interest hereunder and such other matters as the Purchaser or any assignee thereof may reasonably request.

SECTION 7.2 Conditions Precedent to all Conveyances. The obligations of the Purchaser to pay the Purchase Price for the Transferred Assets sold on any Purchase Date shall be subject to the satisfaction of the following conditions:

(a) All representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects) on such Purchase Date (or, it specifically referring to an earlier date, as of such earlier date);

(b) The Seller shall not be in breach in any material respect of any obligations required to be performed by the provisions of this Agreement as of the applicable Purchase Date;

(c) The Final Maturity Date has not yet occurred;

(d) (i) The Purchaser shall have received a duly executed and completed Purchase Notice and (ii) the Seller shall have received evidence of the approval of the Administrative Agent, in its sole and absolute discretion of the Conveyance to the Purchaser of the Collateral Loans identified on the Purchase Notice;

(e) The Seller shall have delivered to the Custodian on behalf of the Purchaser and any assignee thereof each item required to be contained in the Required Loan Documents of any of the Eligible Collateral Loans related thereto being acquired by the Purchaser within five Business Days of the related Purchase Date; and

(f) The Seller shall have taken all steps necessary under all Applicable Law in order to Convey to the Purchaser the Transferred Assets being Conveyed on such Purchase Date (or in the case of the Participated Loans, the Elevation Date), upon the Conveyance of such Transferred Asset from the Seller to the Purchaser pursuant to the terms hereof, the Purchaser will have acquired good and marketable title to and a valid ownership interest in such Transferred Asset, free and clear of any Lien (other than Permitted Liens), and upon the Conveyance of any Participated Loan from the Seller to the Purchaser pursuant to the terms hereof, the Purchaser will have acquired an undivided 100% participation interest in such Collateral Loan on the Purchase Date, free and clear of any Lien (other than Permitted Liens).

ARTICLE VIII

RESERVED

ARTICLE IX

ADDITIONAL RIGHTS AND OBLIGATIONS IN

RESPECT OF THE TRANSFERRED ASSETS

SECTION 9.1 Rights of the Purchaser.

(a) After the occurrence and during the continuance of an Event of Default, the Seller hereby authorizes the Purchaser, the Collateral Manager, the Collateral Agent, the Administrative Agent, and/or their respective designees or assignees to take any and all steps in Seller’s name and on behalf of the Seller that the Purchaser, the Collateral Manager, the Collateral Agent, the Administrative Agent and/or their respective designees or assignees determine are reasonably necessary or appropriate to collect all amounts due under any and all Transferred Assets and to enforce or protect the Purchaser’s, the Collateral Agent’s, the Administrative Agent’s and the Lenders’ rights under this Agreement, including endorsing the name of the Seller on checks and other instruments representing Interest Proceeds and Principal Proceeds and enforcing such Transferred Assets.

(b) Except as set forth in Section 6.1 with respect to the repurchase or substitution of certain Collateral Loans, the Purchaser shall have no obligation to account for, replace, substitute or return any Transferred Assets to the Seller. The Purchaser shall have no obligation to account for or to return Interest Proceeds or Principal Proceeds, or any interest or other finance charge collected pursuant thereto, to the Seller, irrespective of whether such Interest Proceeds and Principal Proceeds and charges are in excess of the Purchase Price for such Transferred Asset.

(c) The Purchaser shall have the right to further assign, transfer, deliver, hypothecate, subdivide or otherwise deal with each Transferred Asset and all of the Purchaser’s right, title and interest in, to and under this Agreement, pursuant to this Agreement or the Credit Agreement.

(d) The Purchaser shall have the sole right to retain any gains or profits created by buying, selling or holding each Transferred Asset and shall have the sole risk of and responsibility for losses or damages created by such buying, selling or holding.

ARTICLE X

MISCELLANEOUS PROVISIONS

SECTION 10.1 Amendments, Etc. This Agreement and the rights and obligations of the parties hereunder may not be amended, supplemented, waived or otherwise modified except in an instrument in writing signed by the Purchaser and the Seller and, so long as any Obligations are outstanding and any Commitments to make Advances under the Credit Agreement are outstanding, consented to in writing by the Administrative Agent. Any reconveyance executed in accordance with the provisions hereof shall not be considered an amendment or modification to this Agreement.

SECTION 10.2 Limitation on Liability. Except with respect to any claim arising solely out of the willful misconduct or gross negligence of a Lender, the Collateral Agent, the Administrative Agent or any other Secured Party, no claim may be made by the Seller or any other Person against any Lender, the Collateral Agent, the Administrative Agent or any other Secured Party or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Seller hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

SECTION 10.3 Governing Law: Submission to Jurisdiction.

(a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT OR ANY OTHER FACILITY DOCUMENT (EXCEPT, AS TO ANY OTHER FACILITY DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

(b) Each party hereto irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating to this Agreement or the other Facility Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York in the Borough of Manhattan, the courts of the United States of America for the Southern District of New York, and the appellate courts of any of them;

(ii) consents that any such action or proceeding may be brought in any court described in Section 10.3(b)(i) and waives to the fullest extent permitted by Applicable Law any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 10.4 or at such other address as may be permitted thereunder;

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and

(v) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding against any Secured Party arising out of or relating to this Agreement or any other Facility Document any special, exemplary, punitive or consequential damages.

SECTION 10.4 Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and shall be personally delivered or sent by certified mail, electronic mail, postage prepaid to the intended party at the address of such party set forth below:

(a) in the case of the Purchaser:

Cardinal Funding LLC

c/o Apollo Debt Solutions BDC 3

Bryant Park

New York, NY 10036

Attention: Amit Joshi

Telephone: (917) 286-5698

Email: ajoshi@apollo.com

in the case of the Seller:

Apollo Debt Solutions BDC

3 Bryant Park

New York, NY 10036

Attention: Amit Joshi

Telephone: (917) 286-5698

Email: ajoshi@apollo.com

Notices and communications by e-mail shall be effective when sent, and notices and communications sent by other means shall be effective when received.

SECTION 10.5 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 10.6 Further Assurances.

(a) The Purchaser and the Seller each agree that at any time and from time to time, at its expense and upon reasonable request of the Administrative Agent or the Collateral Agent, it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that is necessary or desirable to perfect and protect the Conveyances and security interests granted or purported to be granted by this Agreement or to enable the Collateral Agent or any of the Secured Parties to exercise and enforce its rights and remedies under this Agreement with respect to any Transferred Asset. Without limiting the generality of the foregoing, the Seller authorizes the filing of such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable or that the Purchaser or the Collateral Agent (acting solely at the Administrative Agent’s request) as the assignee of the Purchaser may reasonably request to protect and preserve the Conveyances and security interests granted by this Agreement.

(b) The Purchaser and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments reasonably requested by the other party more fully to effect the purposes of this Agreement and the other Facility Documents, including the execution of any financing statements or continuation statements or equivalent documents relating to the Transferred Collateral Loans for filing under the provisions of the UCC or other Laws of any applicable jurisdiction.

(c) The Purchaser and the Seller hereby severally authorize the Collateral Agent, upon receipt of written direction from the Administrative Agent, to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Transferred Assets.

(d) The Seller shall furnish to the Collateral Agent and the Administrative Agent from time to time such statements and schedules further identifying and describing the Related Security and such other reports in connection with the Transferred Assets as the Collateral Agent (acting solely at the Administrative Agent’s request) or the Administrative

Agent may reasonably request, all in reasonable detail, provided that such information is in the possession of the Seller or reasonably obtainable thereby without undue burden or expense and not subject to any applicable confidentiality restrictions prohibiting such disclosure to the Collateral Agent or the Administrative Agent, as applicable.

SECTION 10.7 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser, the Seller or the Administrative Agent, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

SECTION 10.8 Reserved.

SECTION 10.9 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. Signature pages provided in the form of a “pdf” or similar imaged document transmitted by electronic transmission (including .jpeg file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Purchaser or the Seller and reasonably available at no undue burden or expense to the Collateral Administrator, Custodian or Collateral Agent) shall be deemed original signatures for all purposes hereunder. Any electronically signed document delivered via email from a person purporting to be an Authorized Person shall be considered signed or executed by such Authorized Person on behalf of the applicable Person. To the extent received by a Responsible Officer, none of the Collateral Administrator, Custodian or Collateral Agent shall have a duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

SECTION 10.10 Binding Effect; Assignability; Third-Party Beneficiaries. (a) This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Administrative Agent and the Collateral Agent, for the benefit of the Secured Parties, are intended by the parties hereto to be third-party beneficiaries of this Agreement.

(b) Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Purchaser or the Seller except as permitted by this Section 10.10 or the Credit Agreement. Simultaneously with the execution and delivery of this Agreement, the Purchaser will collaterally assign all of its right, title and interest in this Agreement to the Collateral Agent, for the benefit of the Secured Parties, to which collateral assignment the Seller hereby expressly consents. After the occurrence and during the continuance of an Event of Default, the Collateral Agent, for the benefit of the Secured Parties, under the Credit Agreement upon such collateral assignment may enforce the provisions of this Agreement, exercise the rights of the Purchaser and enforce the obligations of the Seller hereunder without joinder of the Purchaser.

SECTION 10.11 Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the other Facility Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Facility Documents.

SECTION 10.12 Non-Petition. The Seller hereby agrees not to institute against, or join, cooperate with or encourage any other Person in instituting against, the Purchaser any bankruptcy, reorganization, receivership, arrangement, insolvency, moratorium or liquidation proceeding or other proceeding under federal or state bankruptcy or similar laws until at least one year and one day, or, if longer, the applicable preference period then in effect plus one day, after the Payment in Full of all outstanding Obligations and the termination of all Commitments under the Credit Agreement. The Seller hereby acknowledges that (i) the Purchaser shall, immediately upon Conveyance hereunder, grant a security interest in the Transferred Assets to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Credit Agreement, and (ii) Collections generated by the Transferred Assets will be applied to payment of the Purchaser’s obligations under the Credit Agreement. In addition, the Seller shall have no recourse for any amounts payable or any other obligations arising under this Agreement against any officer, member, director, employee, partner, Affiliate or security holder of the Purchaser or any of its successors or assigns.

The provisions of this Section 10.12 are a material inducement for the Purchaser to enter into this Agreement and the transactions contemplated hereby and for the Administrative Agent and the Secured Parties to enter into the Credit Agreement and the transactions contemplated thereby and are an essential term hereof. The Purchaser may seek and obtain specific performance of such provisions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, winding-up, insolvency, moratorium or liquidation proceedings, or other proceedings under United States federal or state bankruptcy laws or any similar laws.

SECTION 10.13 Waiver of Setoff.

(a) The Seller’s obligations under this Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right the Seller might have against the Purchaser, the Administrative Agent, the Lenders, the Collateral Agent, the Custodian, the other Secured Parties or any assignee of such Persons, all of which rights are hereby waived by the Seller.

(b) The Purchaser shall have the right to set–off against the Seller any amounts to which the Seller may be entitled hereunder and to apply such amounts to any claims the Purchaser may have against the Seller from time to time under this Agreement. Upon any such set-off, the Purchaser shall give notice of the amount thereof and the reasons therefor to the Seller.

SECTION 10.14 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

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IN WITNESS WHEREOF, the Purchaser and the Seller each have caused this Sale and Contribution Agreement to be duly executed by their respective officers as of the day and year first above written.

APOLLO DEBT SOLUTIONS BDC, as Seller

By:	/s/ Joseph Glatt
Name: Joseph Glatt
Title: Chief Legal Officer and Secretary

CARDINAL FUNDING LLC, as Purchaser

By:	/s/ Joseph Glatt
Name: Joseph Glatt
Title: Chief Legal Officer and Secretary

Exhibit A

FORM OF PURCHASE NOTICE

[Date]

To:	Cardinal Funding LLC

c/o Apollo Debt Solutions BDC

3 Bryant Park

New York, NY 10036

Attention: Amit Joshi

Telephone: (917) 286-5698

Email: ajoshi@apollo.com

with a copy to:

Citibank, N.A.

390 Greenwich Street, 4th Floor

New York, New York 10013

Attention: Victoria Chant

Re:	Purchase Notice for Conveyance
Date of ______________, 20__

Ladies and Gentlemen:

This Purchase Notice is delivered to you pursuant to Section 2.1(b) of the Sale and Contribution Agreement, dated as of January 7, 2022 (together with all amendments, if any, from time to time made thereto, the “Sale Agreement”), between Cardinal Funding LLC, as purchaser (the “Purchaser”), and Apollo Debt Solutions BDC, as seller. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Sale Agreement.

In accordance with Section 2.1(b) of the Sale Agreement, the Seller hereby offers to Convey to the Purchaser on the above-referenced Purchase Date pursuant to the terms and conditions of the Sale Agreement the Collateral Loans listed on Schedule I hereto, together with the Related Security and all proceeds of the foregoing.

Please wire the cash portion of the Purchase Price to the Seller pursuant to the wiring instructions included at the end of this letter.

The Seller represents that the conditions described in Section 7.2 of the Sale Agreement have been satisfied with respect to such Conveyance.

The Seller agrees that if prior to the Purchase Date any matter certified to herein by it will not be true and correct in all respects at such time as if then made, it will immediately so notify the Purchaser. Except to the extent, if any, that prior to the Purchase Date the Purchaser shall receive written notice to the contrary from the Seller, each matter certified to herein shall be deemed once again to be certified as true and correct in all respects at the Purchase Date as if then made.

The Seller has caused this Purchase Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this ___ day of ________, 20__.

Very truly yours,

APOLLO DEBT SOLUTIONS BDC

By:
Name:
Title:

Wire Instructions

Bank: ABA:

Account Name:

Account Number:

For further credit to account:

Schedule I

Schedule of Collateral Loans

None.